                                                                    EXHIBIT 4.13

                                   AMENDMENT
                        dated as of September 30, 1992
                                      to
                     AMENDED AND RESTATED CREDIT AGREEMENT
                        dated as of September 11, 1992
                                  (JWP INC.)


  WHEREAS, JWP INC., a Delaware corporation (the "Borrower"), certain banks named in the Amended and Restated Credit Agreement referred to below (the "Lenders") and Fleet Bank (formerly Norstar Bank), as agent and Issuing Bank, are parties to an Amended and Restated Credit Agreement dated as of September 11, 1992 (the "Credit Agreement"), pursuant to which the Lenders have established certain credit facilities for the Borrower, available on the terms and subject to the conditions set forth in the Credit Agreement;

  WHEREAS, the Borrower wishes and the Required Lenders are willing, on the terms and subject to the conditions set forth below, to amend the Credit Agreement in the manner and on the terms provided below;

  NOW, THEREFORE, the parties hereto agree as follows:

  1.  Definitions.  Except as otherwise provided herein, capitalized terms used
      -----------
herein shall have the meaning assigned to such terms in the Credit Agreement.

  2.  Amendments to Credit Agreement
      ------------------------------

  (a) Section 1.1 of the Credit Agreement is hereby amended as of September 29, 1992 as follows:

  (i) changing the definition of the term "Net Cash Proceeds" in said Section
1.1 by adding to said definition the following new clause (d):

  "and (d) in the case of the sale of assets of Enviro-Gro Technologies Co. to Wheelabrator Technologies, Inc., advances in the aggregate amount of $19,000,000 made to Enviro-Gro Technologies Co. or its subsidiaries by the Company"; and

  (ii) changing the definition of the term "Consolidated Tangible Net Worth" in said Section 1.1 by adding the following new sentence at the end of said definition:

    "For purposes of determining "Consolidate Tangible Net Worth" there shall be included as "Deferred Income Tax" of the Borrower an amount equal to the greater of (i) $53,000,000 or (ii) the amount set forth as "Deferred Income Tax" in accordance with GAAP on the Borrower's consolidated balance sheet as of relevant date of determination."


  (b) Section 2.5(a) of the Credit Agreement is hereby amended as follows:

  (i) changing the first sentence of subsection (i) of said Section 2.5(a) to read in its entirety as follows:

  "The Facility shall automatically be reduced to $140,000,000 on January 5, 1993, $125,000,000 on April 15, 1993 and $100,000,000 on
  June 30, 1993";

    (ii) deleting the parenthetical phrase "(including the convertible preferred stock to be issued by the Borrower to Wheelabrator Technologies Inc. ('WTI') in connection with the sale by the Borrower to WTI of certain subsidiaries of the borrower)" set forth in subsection (ii) of said Section 2.5(a);

    (iii) deleting in their entirety the following words set forth in the first sentence of subsection (iii) of said Section 2.5(a):

    "provided further, that no such reduction in the Facility under this Section
     -------- -------
    2.5(a)(iii) shall be required with respect to any sale, transfer or other disposition of assets occurring after the Facility has been reduced to $100,000,000 or less";

    (iv) deleting the parenthetical phrase "(so long as it exceeds $100,000,000)" set forth in the second sentence of subsection (iii) of said
  Section 2.5(a); and

    (v) adding the following new subsection (iv) to said Section 2.5(a):

    "(iv) Concurrently with each payment made pursuant to Section 2.8(b)(iv) or 2.8(b)(v), the Facility shall be reduced by the amount of such payment, such reduction to be applied ratably to the Commitment of each Lender."

    (c) Section 2.8(b) of the Credit Agreement is hereby amended by adding the following new subsections (iv) and (v) thereto:

    "(iv) If the average daily balance of the available funds in the Borrower's and its Subsidiaries' (other than the Water Companies) cash concentration account or similar account or account at Continental Bank or another bank or banks at which such account or accounts are maintained shall exceed in the aggregate $65,000,000 in any month, then the Borrower shall prepay the Loans by 50% of the amount of such excess within five (5) Business Days after the end of such month.

    (v) On November 30, 1992 the Borrower shall prepay the Loans by an amount equal to the excess, if any, of (x) $10,000,000 over (y) all optional payments or prepayments of principal, premium and interest made by the Borrower after the date hereof and prior to november 30, 1992 in respect of its Funded Debt (other than the Loans)".

  (d) Section 5.1(k) of the Credit Agreement is hereby amended as of September 29, 1992 to read in its entirety as follows:

    "(k) Maintenance of Consolidated Tangible Net Worth. Maintain a Consolidated
         ----------------------------------------------
  Tangible Net Worth of not less than $140,000,000 on December 31, 1992, not less than $150,000,000 on March 31, 1993 and not less than $155,000,000 on June 30, 1993."

  (e) Section 5.1(l) of the Credit Agreement is hereby deleted in its entirety as of September 29, 1992.

  (f) Section 5.1(n) of the Credit Agreement is hereby amended as of September 29, 1992 to read in its entirety as follows:

    "(n) EBIT.  Maintain EBIT of not less than $2,500,000 for the quarter ending
         ----
  March 31, 1993 and not less than $5,000,000 for each quarter thereafter."

  (g) Section 5.1(o) of the Credit Agreement is hereby amended by adding the following new clauses (xv), (xvi) (xvii) and (xviii) thereto:

    "(xv) promptly after the execution thereof by the relevant parties thereto, a copy of the Borrower's engagement letters, if any, with Buccino & Associates and Deloitte & Touche;

    (xvi) promptly upon receipt, a copy of each written report, recommendation or analysis submitted by Buccino & Associates to the Board of Directors or senior executive officers of the Borrower;

    (xvii) within five (5) Business Days after the end of each month, a certificate of the Treasurer of the Borrower, accompanied by appropriate account statements from the relevant banks, setting forth the aggregate average daily amount of the available balance during such month in the cash concentration accounts maintained by the Borrower and its subsidiaries (other than the Water Companies) at Continental Bank and/or other banks, together with the Borrower's computation of such average daily balance; and

    (xviii) promptly upon making any optional payment or prepayment in respect of its Funded Debt (other than the Loans) or purchasing any such Funded Debt, a statement of the Treasurer of the Borrower setting forth the details of such payment, prepayment or purchase."

  (h) Section 5.2(n) is hereby amended by deleting the figures "$2,000,000" set forth in said Section 5.2(n) and substituting therefor the figure "$10,000,000", such amendment to be effective only through November 30, 1992; thereafter said Section shall be as originally in effect.

  (i) Section 6.1 is hereby amended by adding the word "or" at the end of clause
(o) thereof and adding the following new clause (p) after clauses (o) thereof:

  "(p) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.1(o) (xvii) of this Agreement and such failure shall continue for five (5) Business Days after written notice thereof shall have been given to the Borrower by the Agent or the Required Lenders;".

  3.  Lenders' Financial Advisers.  (a) The Borrower agrees that the Required
      ---------------------------
Lenders shall be entitled at any time, in their sole discretion, to designate a firm of financial or business consultants or advisers (the "Lenders' Financial Advisers") to advise the Lenders as to, and to examine and review on behalf of the Lenders, the books, records, operations, assets and business plans and projections of the Borrower and its Subsidiaries. The Borrower shall (i) permit the Lenders' Financial advisers to have access to all facilities, officers, employees, auditors and advisers of the Borrower and its Subsidiaries, (ii) permit the Lenders' Financial Advisers to examine, and make copies of and extracts from, the books and records of the Borrower and its Subsidiaries and
(iii) authorize and instruct its and its subsidiaries' officers, employees, auditors and financial advisers, including without limitation, Ernst & Young, Deloitte & Touche and Buccino & Associates, to discuss the affairs, assets, financial and business conditions and operations and accounts of the Bor-rowers and its subsidiaries with the Lenders' Financial Advisers. The Lenders shall keep confidential the information obtained by the Lenders' Financial Advisers from the Borrower or its subsidiaries except (i) any such information which is publicly available or (ii) in connection with the Lenders' enforcement of their rights under the Credit Agreement.

  (b) The Borrower shall pay all reasonable fees, costs and expenses of the Lenders' Financial Advisers; provided that the Borrower shall not be liable for more than $150,000 of such fees, costs and expenses through December 31, 1992 and no more than $15,000 a month thereafter. Upon the execution of this Amendment by the Borrower and the Required Lenders, the Borrower shall deposit with the Agent $150,000 to secure the Borrower's obligations under this paragraph (b). The Agent may debit said deposit to pay the fees, costs and expenses of the Lenders' Financial Advisers. Any balance of such deposit remaining after the payment in full of the Loans shall be refunded to the Borrower.

  (c) The Borrower acknowledges that the Lenders' Financial Adviser shall have no obligation, duty or responsibility whatsoever to the Borrower or its Subsidiaries, shall not be required to disclose to the Borrower or its Subsidiaries (or any auditor, adviser, officer or director of the Borrower or its Subsidiaries) any information, determination, conclusion or opinions of the Lenders' Financial Advisers, however ob-tained, and may disclose all such information, determinations, conclusions and opinions to the Lenders.

  (d) Failure by the Borrower to comply with the provisions of this Section 3 and the continuation of such failure for a period of 15 days after written notice thereof by the Required Lenders or by the Agent acting at the instruction of the Required Lenders or by the Agent acting at the instruction of the Required Lenders (which notice shall specify that it is a "Notice of Default") shall constitute an additional "Event of Default" under the Credit Agreement.

  4. Effective Date.  The amendments to the Credit Agreement specified in
     --------------
Section 2 above shall not become effective until the Agent shall have received
(a) counterparts of this Amendment executed by the Required Lenders and (b) the amendment fee referred to in Section 5(a) below.

  5. Miscellaneous.
     -------------

  (a) Amendment Fee.  Concurrently with the execution of this Amendment by the
      -------------
Borrower and the Required Lenders, the Borrower shall pay to the Agent for pro
                                                                           ---
rata distribution to the Lenders in proportion to their share of the Facility,
- - - - - - - - - ----
an amendment fee of $500,000.

  (b) Expenses.  The Borrower agrees to pay all costs and expenses incurred by
      --------
the Agent and the Required Lenders (including, without limitation, the fees and disbursements of counsel for the Agent and the Lenders) in connection with the preparation and enforcement of this Amendment.

  (c) Governing Law.  This Amendment shall be governed by, and construed in
      -------------
accordance with, the laws of the State of New York.

  (d) Full Force and Effect.  Except as otherwise provided herein, all terms and
      ---------------------
conditions of the Credit Agreement and the other Loan Documents referred to therein, and all obligations of the Borrower and rights of the Agent, the Issuing Bank and the Lenders thereunder shall remain in full force and effect.

  (e) Execution in Counterparts.  This Amendment may be executed in any number
      -------------------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment. Any party executing and delivering counterparts of this Amendment by telecopy shall promptly thereafter deliver to the Agent (for delivery to the appropriate parties) three manually executed counterparts of this Amendment.

  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 30th day of September, 1992.

                              Borrower:
                              --------

                              JWP INC.

                              By
                                 ------------------------
                                  Name:  Joseph A. Gallo
                                  Title: Vice President
                                         Controller


                              Lenders:
                              -------

                              FLEET BANK

                              By
                                 ------------------------
                                  Name:
                                  Title:

                          Lenders:
                          -------

                          FLEET NATIONAL BANK

                          By
                             -------------------
                              Name:
                              Title:

                          CREDIT SUISSE

                          By
                             -------------------
                              Name:
                              Title:

                          BANK OF AMERICA NATIONAL
                          TRUST AND SAVINGS ASSOCIATION

                          By
                             -------------------
                              Name:
                              Title:

                          CHEMICAL BANK

                          By
                             -------------------
                              Name:
                              Title:

                          APPLE BANK FOR SAVINGS

                          By
                             -------------------
                              Name:
                              Title:

                          Lenders:
                          -------

                          ROYAL BANK OF CANADA

                          By
                             -------------------
                              Name:
                              Title:

                          BANCO DE SANTANDER

                          By
                             -------------------
                              Name:
                              Title:

                          BANCA CASSA DI RISPARMIO DI
                          TORINO S.p.A.

                          By
                             -------------------
                              Name:
                              Title:


                          By
                             -------------------
                              Name:
                              Title:

                          THE BANK OF TOKYO TRUST COMPANY

                          By
                             -------------------
                              Name:
                              Title:


                          BANK JULIUS BAER AND COMPANY,
                          New York Branch

                          By
                             -------------------
                              Name:
                              Title:

                          Lenders:
                          -------

                          KREDIETBANK N.V.

                          By
                             -------------------
                              Name:
                              Title:

                          By
                             -------------------
                              Name:
                              Title:

                          ROYAL BANK OF SCOTLAND plc

                          By
                             -------------------
                              Name:
                              Title:

                          FIRST VALLEY BANK

                          By
                             -------------------
                              Name:
                              Title: